                        As filed with the Securities and
                       Exchange Commission on June 3, 1997


                                                  Registration No.  333-
                                                                        -------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       ----------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------


                                 WPI GROUP, INC.
               (Exact name of issuer as specified in its charter)

            New Hampshire                                  02-218767
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                                 1155 Elm Street
                         Manchester, New Hampshire 03101
           (Address of Principal Executive Offices Including Zip Code)



      WPI GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN AND BONUS AWARD PLAN



                              (Full Title of Plans)


                                MICHAEL H. FOSTER
                      Chairman and Chief Executive Officer
                                 WPI GROUP, INC.
                                 1155 Elm Street
                              Manchester, NH 03101
                                 (603) 627-3500
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)



                        Copy to: MICHAEL B. TULE, ESQUIRE
                                 WPI GROUP, INC.
                                 1155 Elm Street
                              Manchester, NH 03101


                       ----------------------------------
           Approximate date of proposed sales pursuant to the Plan:
  From time to time after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
Title of                            Proposed Maximum     Proposed Maximum      Amount of
Securities To      Amount To Be     Offering             Aggregate             Registration
Be Registered      Registered       Price Per Share(1)   Offering Price(1)     Fee
--------------------------------------------------------------------------------------------
Common Stock
par value $.01       50,000             $8.25                $412,500              $125

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low reported sale prices of the registrant's Common Stock as quoted in the National Market System of the NASDAQ on May 30, 1997

                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                                                           ----

INTRODUCTION............................................................     1

AVAILABLE INFORMATION...................................................     1


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT......................  II-1

      Item 3.  Incorporation of Documents by Reference..................  II-1
               ---------------------------------------

      Item 6.  Indemnification of Directors and Officers................  II-1
               -----------------------------------------

      Item 8.  Exhibits.................................................  II-2
               --------

      Item 9.  Undertakings.............................................  II-2
               ------------

SIGNATURES..............................................................  II-4

INDEX OF EXHIBITS.......................................................  II-6

                                  INTRODUCTION

     This Registration Statement on Form S-8 relates to the registration of 30,000 shares of WPI Group, Inc. (the "Company") common stock issuable under the WPI Group, Inc. Employee Stock Purchase Plan (the "Purchase Plan") and 20,000 shares of Company Common Stock issuable under the WPI Group, Inc. Bonus Award Plan (the "Bonus Plan").


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, NY 10007. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company is required to filed electronic versions of these materials with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. The Commission maintains a Word Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants and file electronically with the Commission. The common stock of the Company is traded on the NASDAQ National Market. Reports and other information concerning the Company be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will provide without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of its most recent annual report to stockholders and any and all documents incorporated herein by reference (other than certain exhibits to such documents). See "Certain Other Information." Written requests should be directed to Investor Relations, WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101. Telephone requests may be directed to (603) 627-3500.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
        ---------------------------------------

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     1.   Annual Report on Form 10-KSB for the Fiscal Year Ended September 29,
          1996.

     2. Quarterly Reports on Form 10-Q for the quarters ended December 29, 1996 and March 30, 1997.

     3. The description of the Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

     New Hampshire Revised Statutes Annotated ("RSA") 293-A, Sections 8.51 through 8.58, empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with any civil or criminal suit or proceeding (other than a derivative action) to which they are parties or threatened to be made parties by reason of being directors or officers, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful). The power to indemnify in connection with an action or suit by or in the right of the corporation (a derivative action) is more limited. Indemnification against expenses actually and reasonably incurred is required if a director or officer is wholly successful in defense of an action, suit or proceeding of the type where indemnity is permitted by the statute. Unless ordered by a court, indemnification under the statute, other than mandatory indemnification against expenses, may be made only if a determination that indemnification is proper has been made by a prescribed vote of the board of directors, special legal counsel in certain cases, by the shareholders or by the prescribed vote of a committee duly designated by the board of directors, in certain cases. Indemnification provided for by RSA 293-A:8.50-8.58 is not exclusive and a corporation is empowered to maintain insurance on behalf of its directors and officers against any liability asserted against them in that capacity, whether or not the corporation would have the power under that section to indemnify them.

     The by-laws of the Registrant provide that it shall indemnify any director or officer pursuant to the provisions of RSA 293-A:8.50-8.58.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing or any existing arrangement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     The by-laws of the Company provide that it shall indemnify any director or officer to the fullest extent allowed by law. The Company currently maintains insurance on behalf of its directors and officers against liability asserted against them in that capacity.

Item 8. Exhibits
        --------

     The exhibits listed on the Exhibit Index on Page II-6 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. Undertakings
        ------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 ("Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1933 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on June 3, 1997.

                                     WPI GROUP, INC.


                                     By: /s/ Dennis M. Deegan
                                        ----------------------------------------
                                        Dennis M. Deegan, President,
                                        Treasurer and Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of June, 1997.



SIGNATURE                            TITLE
---------                            -----


/s/ Michael Foster                   Chairman, Chief Executive Officer and
-------------------------------      Director (Principal Executive Officer)
Michael Foster

/s/ Dennis M. Deegan                 President, Chief Operating Officer and
-------------------------------      Director (Principal Financial Officer)
Dennis M. Deegan

/s/ John P. Powers                   Vice President and Chief Financial Officer
-------------------------------      (Principal Accounting Officer)
John P. Powers

/s/ Robert C. Mccray                 Director
-------------------------------
Robert C. McCray

/s/ Paul G. Giovacchini              Director
-------------------------------
Paul G. Giovacchini

/s/ Peter D. Danforth                Director
-------------------------------
Peter D. Danforth

/s/ Irving Gutin                     Director
-------------------------------
Irving Gutin

/s/ Bernard H. Tenenbaum             Director
-------------------------------
Bernard H. Tenenbaum

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on June 3, 1997.


                                     WPI GROUP, INC.
                                     (Plan Administrator)


                                     By: /s/ Dennis M. Deegan
                                        ----------------------------------------
                                        Dennis M. Deegan, President,
                                        Treasurer and Chief Operating Officer

                                INDEX OF EXHIBITS
                                -----------------

Exhibit
Number    Description of Exhibits
------    -----------------------

3.1 WPI Group, Inc. Amended and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant's Report on Form 10-KSB for the year ended September 29, 1996.

3.2       Bylaws of WPI Group, Inc. are hereby incorporated by reference to
          Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 filed with the Commission on February 22, 1994, Registration No. 33-75656.

4.1 Revolving Line of Credit Promissory Note, dated October 24, 1995 is incorporated by reference to Exhibit 4.8 of the Registrant's Report on Form 10-KSB for the year ended September 24, 1995.

4.2 Commercial Loan Agreement, dated October 24, 1995, is incorporated by reference to Exhibit 4.9 of the Registrant's Report on Form 10-KSB for the year ended September 24, 1995.

4.3 Revolving Line of Credit Promissory Note, dated March 20, 1996, replacement to Revolving Line of Credit Promissory Note dated October 24, 1995 is incorporated by reference to Exhibit 4.3 of the Registrant's Report on Form 10-KSB for the year ended September 29, 1996.

4.4 First Amendment, dated March 20, 1996, to Commercial Loan Agreement dated October 24, 1995 is incorporated by reference to Exhibit 4.4 of the Registrant's Report on Form 10-KSB for the year ended September 29, 1996.

4.5 Revolving Line of Credit Promissory Note, dated July 12, 1996, replacement to Revolving Line of Credit Promissory Note dated March 20, 1996 is incorporated by reference to Exhibit 4.5 of the Registrant's Report on Form 10-KSB for the year ended September 29, 1996.

4.6 Second Amendment, dated July 12, 1996 to Commercial Loan Agreement dated October 24, 1995 is incorporated by reference to Exhibit 4.6 of the Registrant's Report on Form 10-KSB for the year ended September 29, 1996.

4.7 Asset Purchase Agreement dated September 28, 1993 among WPI Group, Inc. and Magnetec Corporation and Tridex Corporation, previously filed and incorporated by reference to Registrant's Report on Form 10-KSB for the year ended September 26, 1993.

4.8 Revolving Line of Credit Promissory Note, dated February 27, 1997, replacement to Revolving Line of Credit Promissory Note dated July 12, 1996 is incorporated by reference to Exhibit 4.1 of the Registrant's Report on Form 10-Q for the quarter ended March 30, 1997.

4.9 Third Amendment, dated February 27, 1997 to Commercial Loan Agreement dated October 24, 1995 is incorporated by reference to Exhibit 4.2 of the Registrant's Report on Form 10-Q for the quarter ended March 30, 1997.

4.10 Agreement and Plan of Merger, dated as of January 27, 1994, by and between WPI Group, Inc. and Termiflex Corporation, previously filed and incorporated by reference to Exhibit 28.11 of Registrant's report on Form 8-K filed on September 30, 1994.

4.11 Agreement and Plan of Merger, dated August 31, 1994, by and between WPI Group, Inc. and Micro Palm Computers, Inc., previously filed and incorporated by reference to Exhibit 28.11 of Registrant's report on Form 8-K filed on September 30, 1994.

4.12 Stock Purchase Agreement, dated November 7, 1995 between WPI Group, Inc. and IVHS Technologies, Inc. previously filed and incorporated by reference to Exhibit 28.13 of Registrant's report on Form 8-K, dated November 10, 1995.

4.13 Share Purchase Agreement dated July 16, 1996 by and between WPI Group (U.K.) and D.R. Watkins and others, previously filed and incorporated by reference to Exhibit 28.15 in Registrant's report on Form 8-K, dated July 16, 1996.

5         Opinion re: Legality

23.1 Consent of Michael B. Tule, Vice President, General Counsel and Secretary is contained in Exhibit 5

23.2      Consent of Arthur Andersen LLP

99 WPI Group, Inc. Employee Stock Purchase Plan and Bonus Award Plan, each adopted on February 12, 1997.